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                                                                    EXHIBIT 10.4




TBCC

                         STREAMLINED FACILITY AGREEMENT

                                  July 29, 1999

Endocare, Inc.
7 Studebaker
Irvine, California  92618

Ladies and Gentlemen:

           This Streamlined Facility Agreement (this "Agreement") is entered into between Transamerica Business Credit Corporation ("TBCC"), and Endocare, Inc. ("Borrower"), in connection with the Loan and Security Agreement between TBCC and Borrower dated July 29, 1999 (the "Loan Agreement"). (This Agreement, the Loan Agreement, and all other written documents and agreements between TBCC and Borrower are referred to herein collectively as the "Loan Documents". Capitalized terms used but not defined in this Agreement, shall have the meanings set forth in the Loan Agreement.)

           This will confirm our agreement that the following provisions (the "Streamlined Provisions") shall apply, effective on the date hereof, until terminated as provided below:

      1. Borrower will provide TBCC with a monthly Borrowing Base Certificate, in such form as TBCC shall from time to time specify, within 10 days after the end of each month, and TBCC shall not require more frequent schedules of Receivables or other Collateral reporting with respect to the Receivables, except for the information required in connection with an advance request. In the event, as of the end of any month, the total of all Loans and all other Obligations exceeds the Credit Limit, Borrower shall immediately pay the amount of the excess to TBCC.

      2. Delivery of the proceeds of Receivables within one Business Day after receipt, as called for by Section 1.4 of the Loan Agreement, will not be required.

      3. TBCC will also not require any Depository Account Agreement or Blocked Account Agreement, as called for by Section 1.8 of the Loan Agreement. In addition, Borrower will not be required to provide TBCC with copies of invoices to customers or shipping and delivery receipts, as called for by Section 3.3(a) of the Loan Agreement, or to report customer credits, returns and recoveries of merchandise as called for by Section 3.3(b) of the Loan Agreement.

      The Streamlined Provisions shall immediately terminate if any Default or Event of Default occurs and is continuing. Upon any termination of the Streamlined Provisions, without limiting TBCC's other rights and remedies, Borrower shall, then and thereafter, provide TBCC


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with such other or additional reporting of Receivables as TBCC shall request under Section 3.3(a) of the Loan Agreement, comply in all respects with Section 3.3(b), and deliver all proceeds of Receivables to TBCC, within one Business Day after receipt, as called for by Section 1.4 of the Loan Agreement. Additionally, Borrower and its bank shall execute and deliver a Blocked Account Agreement or Depository Account Agreement (as TBCC shall designate), in form and substance satisfactory to TBCC.

      Please confirm your agreement to the foregoing by signing the enclosed copy of this Agreement and returning it to us.

                                       Sincerely yours,

                                       Transamerica Business Credit Corporation

                                       By:     /s/ Ian Schnider
                                              ----------------------------------
                                       Title:
                                              ----------------------------------

Acknowledged and Agreed.

Endocare, Inc.

By:    /s/ William Hughes
      -----------------------------
Title: Senior Vice President
       and Chief Financial Officer
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